Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173118) and in the Registration Statements on Form S-8 (Nos. 333-190252, 333-177752, 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, and 333-97417) of The Goodyear Tire & Rubber Company of our report dated February 13, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 13, 2014

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